Exhibit 99.1
OPTICAL COMMUNICATION PRODUCTS, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Optical Communication Products, Inc.
Woodland Hills, California

We have audited the accompanying consolidated balance sheets of Optical Communication Products, Inc. and subsidiaries (the “Company”) as of September 30, 2006 and 2005, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the three years in the period ended September 30, 2006. Our audits also included the financial statement schedule listed in the Index at Item 15. These financial statements and the financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company and subsidiaries as of September 30, 2006 and 2005, and the results of their operations and their cash flows for each of the three years in the period ended September 30, 2006, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/  Deloitte & Touche LLP

Los Angeles, California
December 20, 2006

OPTICAL COMMUNICATION PRODUCTS, INC.

CONSOLIDATED BALANCE SHEETS
September 30, 2006 and 2005

	September 30,
	2006	2005
	(In thousands, except share and per share amounts)

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$57,413	$83,975
Marketable securities	69,523	64,645
Accounts receivable less allowance for doubtful accounts and sales returns of $550 and $426 in 2006 and 2005, respectively	11,185	9,481
Inventories	25,715	15,318
Income taxes receivable	1,284	—
Deferred income taxes	330	—
Prepaid expenses and other current assets	1,333	1,017

Total current assets	166,783	174,436
Property, plant and equipment, net	29,313	24,914
Goodwill	8,330	—
Intangible assets, net	2,656	902
Deferred income taxes	207	—
Other assets	29	—

TOTAL	$207,318	$200,252

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$7,239	$3,169
Accounts payable to related parties	2,142	4,095
Accrued payroll related expenses	1,599	1,112
Accrued bonus	1,688	1,916
Other accrued expenses	2,595	1,322
Income taxes payable	180	130

Total current liabilities	15,443	11,744

OTHER LONG-TERM LIABILITIES	159	200
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Class A common stock, $0.001 par value; 200,000,000 shares authorized, 47,424,178 and 46,981,407 shares outstanding at September 30, 2006 and 2005, respectively	47	47
Class B common stock $0.001 par value; 66,000,000 shares authorized, 66,000,000 shares issued and outstanding at September 30, 2006 and 2005, respectively	66	66
Additional paid-in capital	135,123	133,024
Accumulated other comprehensive loss	(86)	—
Retained earnings	56,566	55,171

Total stockholders’ equity	191,716	188,308

TOTAL	$207,318	$200,252

The accompanying notes are an integral part of the consolidated financial statements

OPTICAL COMMUNICATION PRODUCTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
Years Ended September 30, 2006, 2005, and 2004

	2006	2005	2004
	(In thousands, except per share amounts)

REVENUE	$70,138	$55,978	$57,143
COST OF REVENUE	49,720	34,326	32,648

GROSS PROFIT	20,418	21,652	24,495

OPERATING EXPENSES:
Research and development	11,472	14,621	17,022
Selling and marketing	5,008	4,710	5,021
General and administrative	7,930	5,012	5,849

Total operating expenses	24,410	24,343	27,892

Gain from sale of real property	—	—	942

LOSS FROM OPERATIONS	(3,992)	(2,691)	(2,455)
INVESTMENT INCOME	6,063	3,308	1,352
OTHER INCOME (LOSS), NET	(90)	325	165

INCOME (LOSS) BEFORE INCOME TAXES	1,981	942	(938)
PROVISION FOR INCOME TAXES	586	1	369

NET INCOME (LOSS)	$1,395	$941	$(1,307)

BASIC EARNINGS (LOSS) PER SHARE	$0.01	$0.01	$(0.01)
DILUTED EARNINGS (LOSS) PER SHARE	$0.01	$0.01	$(0.01)
BASIC SHARES OUTSTANDING	113,239	112,894	112,553
DILUTED SHARES OUTSTANDING	114,086	113,810	112,553

The accompanying notes are an integral part of the consolidated financial statements.

OPTICAL COMMUNICATION PRODUCTS, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
Years Ended September 30, 2004, 2005, and 2006

					Accumulated
					Other
	Common Stock		Paid-in	Retained	Comprehensive
	Shares	Amount	Capital	Earnings	Loss	Total
	(In thousands, except share data)

BALANCE, OCTOBER 1, 2003	112,297,285	$112	$132,712	$55,536	$—	$188,360
Net loss				(1,307)		(1,307)
Issuance of common stock for exercise of stock options and employee stock purchase plan	474,642	1	205			206

BALANCE SEPTEMBER 30, 2004	112,771,927	113	132,917	54,230	—	187,260
Net income				941		941
Issuance of common stock for exercise of stock options and employee stock purchase plan	209,480		107			107

BALANCE, SEPTEMBER 30, 2005	112,981,407	113	133,024	55,171	—	188,308
Comprehensive income:
Net income				1,395		1,395
Foreign currency translation					(86)	(86)

Total comprehensive income						1,263
Issuance of common stock for exercise of stock options and employee stock purchase plan	442,471		450			450
Stock-based compensation expense			915			915
Gain on sale of assets to Furukawa, net of tax			680			680
Tax benefit from exercise of non-qualified stock options			54			54

BALANCE, SEPTEMBER 30, 2006	113,423,878	$113	$135,123	$56,566	$(86)	$191,716

The accompanying notes are an integral part of the consolidated financial statements.

OPTICAL COMMUNICATION PRODUCTS, INC.

STATEMENTS OF CASH FLOWS
Years Ended September 30, 2006, 2005, and 2004

	2006	2005	2004
	(In thousands)

OPERATING ACTIVITIES
Net income (loss)	$1,395	$941	$(1,307)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	3,701	5,807	5,383
Amortization of premium (discount) on marketable securities	(886)	(36)	959
Gain from sale of real property	—	—	(942)
Deferred income taxes	(537)	—	—
Stock-based compensation expense	915	—	—
Changes in operating assets and liabilities:
Accounts receivable	560	(914)	(1,606)
Income taxes receivable	(1,284)	—	11,743
Inventories	(5,536)	(6,670)	(3,057)
Prepaid expense and other current assets	456	100	(242)
Other assets	141	—	—
Accounts payable	(549)	1,970	(104)
Accounts payable to related parties	(1,953)	771	2,264
Accrued payroll related expenses	421	(913)	608
Accrued bonuses	(228)	(2,535)	18
Other accrued expenses	(208)	110	(530)
Income taxes payable	50	(29)	132
Other long-term liabilities	(201)	(200)	—

Net cash provided by (used in) operating activities	(3,743)	(1,598)	13,119

INVESTING ACTIVITIES:
Purchase of marketable securities	(73,992)	(69,478)	(70,435)
Maturities of marketable securities	70,000	80,000	65,000
Net proceeds from sale of real property	—	—	5,693
Sale of assets to related party	1,000	—	—
Acquisition of GigaComm Corporation, net of cash acquired	(19,310)	—	—
Purchase of property, plant and equipment	(935)	(479)	(1,720)

Net cash provided by (used in) investing activities	(23,237)	10,043	(1,462)

FINANCING ACTIVITIES:
Principal payments on long-term debt	—	—	(1,335)
Excess tax benefits from stock-based compensation	54	—	—
Proceeds from the exercise of stock options and employee stock purchase plan	450	107	206

Net cash provided by (used in) financing activities	504	107	(1,129)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(86)	—	—

OPTICAL COMMUNICATION PRODUCTS, INC.

STATEMENTS OF CASH FLOWS
Years Ended September 30, 2006, 2005, and 2004 — (Continued)

	2006	2005	2004
	(In thousands)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(26,562)	8,552	10,528
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	83,975	75,423	64,895

CASH AND CASH EQUIVALENTS, END OF YEAR	$57,413	$83,975	$75,423

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the year for interest	$2	$22	$36
Cash paid (received) during the year for income taxes, net	$2,567	$110	$(11,522)
SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTIONS:
Purchase of property, plant and equipment through accounts payable	$46	$63	$71

The following sets forth the changes in assets and liabilities resulting from the purchase price allocation in connection with the acquisition of GigaComm Corporation (see Note 3) (in thousands):

Debit/(Credit)

Accounts receivable	$2,264
Inventories	4,861
Prepaids and other current assets	782
Fixed assets	7,072
Other assets	160
Intangible assets	2,228
Goodwill	8,330
Accounts payable	(4,573)
Accrued liabilities	(1,588)
Other liabilities	(226)

$19,310

The accompanying notes are an integral part of the consolidated financial statements.

OPTICAL COMMUNICATION PRODUCTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED SEPTEMBER 30, 2006, 2005 AND 2004

1.	GENERAL INFORMATION

The accompanying consolidated financial statements of Optical Communication Products, Inc., a Delaware corporation (the “Company”), includes its balance sheets as of September 30, 2006 and 2005 and reflects the results of its operations for the years ended September 30, 2006, 2005 and 2004. The Company’s operations are primarily located in Woodland Hills, California, and Hsinchu, Taiwan (through the acquisition of GigaComm Corporation in August 2006). The Company is a majority-owned subsidiary of Furukawa Electric Company, Ltd. of Japan (“Furukawa”). Furukawa beneficially owns 58.2% of the Company’s capital stock at September 30, 2006, which accounts for 93.3% of the combined voting power of all of the Company’s outstanding common stock.

Operations — The Company operates in one industry segment which is the design and manufacture of fiber optic components for use in metropolitan area networks, (“MANs”), local area networks, (“LANs”) and fiber-to-the-home (“FTTH”) networks. The Company’s products consist of optical transmitters, receivers, transceivers and transponders which convert electronic signals into optical signals and back to electronic signals, enabling high-speed communication of voice and data traffic over public and private fiber optic networks.

Principles of Consolidation — The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany amounts and transactions have been eliminated.

2.	SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates in the Preparation of the Financial Statements — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect amounts reported therein. Due to the inherent uncertainty involved in making estimates, actual results reported in future periods may differ from those estimates.

Cash and Cash Equivalents — Cash and cash equivalents include unrestricted deposits and money market funds with a maturity at the date of purchase of three months or less.

Marketable Securities — Marketable securities represent United States treasury notes and treasury bonds with an original maturity of greater than three months. These securities are classified as held to maturity because the Company has the intent and ability to hold the securities to maturity. Gross unrealized gains and losses on held-to-maturity marketable securities have historically not been material. Should a decline in the fair value of an individual security or securities be judged to be other than temporary, the cost basis of the security would be written down to fair value and the amount of the write-down would be accounted for as a realized loss. Maturities on held-to-maturity marketable debt securities range from three to ten months from the date of purchase.

Investments in marketable securities were as follows at September 30 of each respective year (in thousands):

			Unrealized	Unrealized
Type of Security	Book/Cost	Fair Value	Gains	(Losses)

United States Treasury Notes
2006	$69,523	$69,517	$6	$—
2005	$64,645	$64,489	$—	$(156)

Inventories — Inventories are stated at the lower of cost or market value. Cost is determined using the first-in, first-out method. The Company establishes its inventory write-downs based on excess and obsolete inventories determined primarily by historical usage and future demand forecasts. Provisions for excess and obsolete inventory result in a new, lower-cost basis for that inventory and subsequent changes in facts and circumstances do not result in the restoration or increase in that newly established cost basis.

Property, Plant and Equipment — Property, plant and equipment are recorded at cost. Provision for depreciation has been made based upon the estimated useful lives of the assets, which range from three to thirty-nine

OPTICAL COMMUNICATION PRODUCTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

years, using the straight-line method. Leasehold improvements are amortized over the shorter of the term of the lease or estimated useful life. Improvements and betterments are capitalized if they extend the useful life of the asset. Routine repairs and maintenance are expensed when incurred.

Impairment of Long-Lived Assets — The Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may no longer be recoverable. If the estimated future cash flows (undiscounted and without interest charges) from the use of an asset are less than the carrying value, a write-down would be recorded to reduce the related asset to its estimated fair value. For purposes of estimating future cash flows from impaired assets, the Company groups assets at the lowest level for which there are identifiable cash flows that are largely independent of the cash flows of other groups of assets. There have been no impairment charges recorded by the Company.

Income Taxes — Income taxes are provided for taxes currently payable or refundable, and deferred income taxes arising from future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. Deferred income tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when necessary to reduce deferred income tax assets to the amounts that are more likely than not expected to be realized.

Earnings per Share — Basic earnings per share are computed using the weighted-average number of common shares outstanding during the period. Diluted earnings per share are computed using the weighted-average number of common shares and dilutive potential common shares outstanding during the period, using the treasury stock method.

Revenue Recognition — The Company generally recognizes revenue, net of sales returns and allowances, when persuasive evidence of an arrangement exits, shipment has occurred, all significant contractual obligations have been satisfied, the fee is fixed or determinable and collection is considered probable. Products are generally shipped “FOB shipping point.” In certain limited cases wherein customer acceptance must occur, the Company defers such revenue until such acceptance is obtained and all other revenue recognition criteria have been met. The Company records an allowance for sales returns based on an analysis of the history of sales returns in order to reasonably estimate the allowance.

Research and Development Costs — Costs associated with the development of new products and any sustaining engineering costs are charged to expense when incurred.

Common Stock — At September 30, 2006, the Company had two classes of common stock with a par value of $0.001 per share. Holders of Class A common stock generally have identical rights to holders of Class B common stock, except that holders of Class A common stock are entitled to one vote per share while holders of Class B common stock are entitled to ten votes per share on matters submitted to a vote of the stockholders. Furukawa owns all 66,000,000 shares of the Company’s outstanding Class B common stock.

Fair Value of Financial Instruments — The recorded values of marketable securities, accounts receivable, accounts payable and accrued expenses approximate their fair values based on their short-term nature. The Company has no long-term debt at September 30, 2006.

Concentration of Credit Risk — Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents, placed with high credit quality institutions, and accounts receivable. The Company sells products and extends credit to customers, monitors its exposure to credit losses, and maintains allowances for anticipated losses. The customers with the largest accounts receivable amounted to $1,648,000 (14.0%) and $1,352,000 (13.8%) of gross accounts receivable at September 30, 2006 and 2005, respectively. Revenue from the Company’s largest customers amounted to 22.1%, 14.6% and 13.0% for the

OPTICAL COMMUNICATION PRODUCTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

year ended September 30, 2006, 17.5% and 14.9% for the year ended September 30, 2005 and 16.7% and 11.2% for the year ended September 30, 2004. No other customers represented more than 10% of total revenues.

Segment Reporting — Statement of Financial Accounting Standards (“SFAS”) No. 131, “Disclosures about Segments of an Enterprise and Related Information,” establishes standards for the manner in which public companies report information about operating segments in annual and interim financial statements. SFAS No. 131 also establishes standards for related disclosures about products and services, geographic areas and major customers. The method for determining what information to report is based on the way management organizes the operating segments within a Company for making operating decisions and assessing financial performance.

The Company’s chief executive officer (“CEO”) and chief financial officer (“CFO”) are its chief operating decision makers. The Company has determined that it operates in one reportable segment which is the design and manufacture of fiber optic components for use in MANs, LANs and FTTH networks.

Stock-Based Compensation — On December 16, 2004, the FASB issued Statement of Financial Accounting Standards (“SFAS”) 123 (revised 2004), “Share-Based Payment”, which requires compensation costs related to share-based payment transactions to be recognized in the financial statements. With limited exceptions, the amount of compensation cost is measured based on the grant-date fair value of the equity or liability instruments issued. In addition, liability awards are remeasured each reporting period. Compensation cost is recognized over the period that an employee provides service in exchange for the award. SFAS 123(R) replaces SFAS 123, “Accounting for Stock-Based Compensation”, and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees”. SFAS 123(R)is effective as of the first interim or annual reporting period that begins after June 15, 2005. The Company implemented SFAS 123(R) as of October 1, 2005.

The Company adopted SFAS 123(R) using the modified-prospective transition method. Under this transition method, compensation cost includes: a) compensation cost for all share-based payments granted prior to October 1, 2005, but not yet vested, based on the grant-date fair value estimated in accordance with the original provisions of SFAS 123, and b) compensation cost for all share-based payments granted subsequent to September 30, 2005, based on the grant-date fair value estimated in accordance with the provisions of SFAS 123(R). The results for the prior periods have not been restated.

The Company adopted the transition method described in FASB Staff Position No. FAS 123(R)-3, “Transition Election related to accounting for the Tax Effect of Share-Based Payment Awards” in the quarter ended September 30, 2006.

Recent Accounting Pronouncements

In November 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) 151, Inventory Costs. SFAS 151 requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities and unallocated overheads are recognized as an expense in the period in which they are incurred. In addition, other items such as abnormal freight, handling costs and amounts of wasted materials require treatment as current period charges rather than a portion of the inventory cost. SFAS 151 is effective for inventory costs incurred during periods beginning after June 15, 2005. The Company implemented SFAS 151 during the quarter ended December 31, 2005 and the adoption of SFAS 151 did not have a material impact on the Company’s consolidated financial position or results of operations.

On November 2005, the FASB issued Staff Position 115-1 and 124-1, “The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments” (“FSP 115-1”), which provides guidance on determining when investments in certain debt and equity securities are considered impaired, whether that impairment is other-than-temporary, and on measuring such impairment loss. FSP 115-1 also includes accounting considerations subsequent to the recognition of an other-than-temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. FSP 115-1 is required to be

OPTICAL COMMUNICATION PRODUCTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

applied to reporting periods beginning after December 15, 2005. The Company implemented FSP 115-1 during the quarter ended March 31, 2006 and the adoption of FSP 115-1 did not have a material impact on the Company’s consolidated financial position or results of operations.

In June 2006, the FASB issued FASB Interpretation No. (FIN) 48 — “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109”. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on accounting for derecognition, interest, penalties, accounting in interim periods, disclosure and classification of matters related to uncertainty in income taxes, and transitional requirements upon adoption of FIN 48. FIN 48 is effective for fiscal years beginning after December 15, 2006. Management is currently evaluating the effect that adoption of this interpretation will have on the Company’s consolidated financial position and results of operations.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.” SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements, the FASB having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, SFAS No. 157 does not require any new fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Management is currently evaluating the effect that the adoption of this pronouncement will have on the Company’s consolidated financial position or results of operations.

In September 2006, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin No. 108 (“SAB 108”), “Considering the Effects of Prior Year Misstatements When Quantifying Misstatements in Current Year Financial Statement.” Due to diversity in practice among registrants, SAB 108 expresses SEC staff views regarding the process by which misstatements in financial statements are evaluated for purposes of determining whether financial statement restatement is necessary. SAB 108 is effective for fiscal years ending after November 15, 2006, and early application is encouraged. The Company is in the process of evaluating the impact SAB 108 will have, if any, on its consolidated financial position or results of operations.

Reclassifications — Certain reclassifications have been made in the prior periods to conform to the current period presentation.

3.	ACQUISITION OF GIGACOMM

On August 24, 2006, the Company completed the acquisition of GigaComm Corporation, a Taiwan corporation (“GigaComm”) pursuant to the Primary Stock Purchase agreement by and among the Company, GigaComm, certain stockholders of GigaComm and YEONGYI (Asia) Co., Ltd., a Taiwan corporation, as a selling stockholder and the representative of the selling stockholders (the “Selling Stockholders”). Pursuant to the Primary Stock Purchase Agreement and additional stock purchase agreements entered into with additional holders of common stock holding shares of GigaComm common stock, the Company acquired 96.88% of the issued and outstanding shares of GigaComm common stock and paid consideration of approximately $18.8 million, consisting of both cash payments to stockholders of GigaComm and the repayment of all of GigaComm’s outstanding debt obligations (the “Acquisition”). As a result of the transaction, GigaComm became a subsidiary of the Company and the Company was able to expand its market share in Asia. This expanded presence in Asia and GigaComm as a second source for lasers are factors contributing to the Company recording Goodwill as a result of the Acquisition. The Company has consolidated the financial position and results of operations of GigaComm since the date of acquisition.

The Acquisition was accounted for using the purchase method of accounting. The carrying values of GigaComm’s assets and liabilities were adjusted to reflect the fair values of the assets and liabilities as of the

OPTICAL COMMUNICATION PRODUCTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

acquisition date to the extent of the Company’s 96.88% controlling interest. The remaining 3.12% was accounted for at GigaComm’s historical basis.

The acquisition price was comprised of the following (in thousands):

Purchase price	$18,796
Transaction costs	710

$19,506

Of the $19,506,000 acquisition price, approximately $1.3 million is held in escrow as of September 30, 2006. Such amount is to be distributed to the Selling Stockholders at the end of a contingency period of approximately one year pending resolution of any matters that may arise relating to Selling Stockholders’ indemnification provisions in the Primary Stock Purchase Agreement.

The preliminary purchase price allocation is as follows (in thousands):

Cash	$196
Accounts receivable	2,264
Inventories	4,861
Prepaids and other current assets	782
Fixed assets	7,072
Other assets	160
Intangible assets	2,228
Goodwill	8,330
Accounts payable	(4,573)
Accrued liabilities	(1,588)
Other liabilities	(226)

$19,506

The preliminary allocation of the purchase price to identifiable intangible assets, along with their respective estimated useful lives, is as follows (in thousands):

Developed technology (6.5 years)	$1,356
Customer relationships (3 years)	678
Tradename (3 years)	194

$2,228

The above purchase price allocation is based on preliminary estimates of the value of the inventory, fixed assets and intangible assets acquired and the related income tax impact of the purchase accounting adjustments. The Company expects the purchase price allocation to be finalized by the end of the Company’s second fiscal quarter (March 31, 2007) upon the finalization of the related valuations. We do not expect that goodwill will be deductible for tax purposes.

The following unaudited pro forma information is for illustrative purposes only and presents the results of operations for the years ended September 30, 2006 and 2005 as though the Acquisition had occurred at the beginning of the respective periods. The unaudited pro forma financial information are not necessarily indicative of the consolidated results of operations in future periods or the results that actually would have been realized had the Company and GigaComm been a combined company during the specified periods. The unaudited pro forma

OPTICAL COMMUNICATION PRODUCTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

financial information does not reflect any operating efficiencies or cost savings the Company may achieve with respect to the combined companies.

	2006	2005

Revenue	$86,784	$69,993
Net income	$(2,603)	$(7,367)
Diluted earnings per share	$(0.02)	$(0.06)

4.	COLORADO FACILITY CLOSURE AND ASSET SALE TO FURUKAWA

The Company permanently ceased the activities at its Broomfield, Colorado facility, a research and design facility where the Company had been focused on creating VCSEL technology for fiber optic communication networks, on January 31, 2006. The Company decided to cease the operation of its Colorado facility because the cost of Fabry-Perot lasers has been decreasing, making 1300 nm VCSEL technology less attractive as a cost-effective replacement, and because of the delay in development of the market for the next generation of optical modules. The Company does not plan to continue further development of the technology. The Company will, however, use the technology as it exists in manufacturing operations.

On February 10, 2006, the Company entered into an agreement with Furakawa to sell certain assets located at the Colorado facility related to VCSEL technology. The Company also granted Furukawa a non-exclusive, royalty-bearing license to use and exploit intellectual property related to the VCSEL technology. Under the terms of the license, Furukawa is required to pay the Company a royalty on sales of certain products utilizing the 1300 nm VCSEL chip technology. Total cash consideration in the transaction was $1 million, in addition to the potential royalty payments (no royalty payments were earned in the year ended September 30, 2006). Because the sale involved the transfer of assets between two parties under common control, the proceeds in excess of the approximate $150,000 book value of the assets was credited to Additional Paid-In Capital.

5.	STOCK -BASED COMPENSATION

On August 29, 2000, the Board of Directors approved the 2000 Stock Incentive Plan. All options outstanding from the Company’s pre-IPO 1992 Stock Option Plan and the 2000 Stock Option/Stock Issuance Plan were transferred to the 2000 Stock Incentive Plan. The 2000 Stock Incentive Plan authorizes 12,121,680 options for grant and provides that options may have a term of up to 10 years, and become exercisable and vest in increments. The normal vesting is 25 percent per year. However, the vesting period can vary. In addition, in June 1993 and August 2000, key executives were granted a total of 9,670,360 stock options that were separate from the Company’s stock option plans and are fully vested. At September 30, 2006 there were 3,301,680 options outstanding from these grants to key executives outside of the 2000 Stock Incentive Plan. All options were granted with the exercise price equal to the fair value of the Company’s common stock on the date of grant.

Prior to adoption of SFAS 123(R)

Prior to the Company’s October 1, 2005 adoption of SFAS 123(R), the Company provided the disclosure required under SFAS 123 as amended by SFAS 148, “Accounting for Stock-Based Compensation — Transition and Disclosures.” The Company generally did not recognize stock-based compensation expense in its statements of operations for periods prior to the adoption of SFAS 123(R) as options are generally granted at an exercise price equal to the market value of the underlying stock on the date of grant.

The following table illustrates the effect on net income (loss) and net income (loss) per share as if the Company had applied the fair value recognition provisions of SFAS 123 to options granted under the Company’s stock-based compensation plans prior to the adoption date of SFAS 123(R). For purposes of this pro forma disclosure, the value of options was estimated using a Black-Scholes option pricing formula and amortized on a straight-line basis over the respective vesting periods of the awards. Disclosures for the year ended September 30, 2006 are not presented

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

because stock-based compensation was accounted for under SFAS 123(R)’s fair-value method during this current period.

	Year Ended September 30,
	2005	2004
	(In thousands except per share amounts)

Net income (loss):
As reported:	$941	$(1,307)
Deduct total stock-based employee compensation expense determined under fair value- based method for all awards, net of related tax effects:	(974)	(6,118)

Pro forma	$(33)	$(7,425)

Basic earnings (loss) per share
As reported	$0.01	$(0.01)
Pro forma	$(0.00)	$(0.07)
Diluted earnings (loss) per share
As reported	$0.01	$(0.01)
Pro forma	$(0.00)	$(0.07)

The fair value of each option grant estimated on the date of grant used to compute pro forma net income (loss) and pro forma net income (loss) per share was estimated using the Black-Scholes option pricing model. The following assumptions were used in completing the model:

	September 30,
	2005	2004

Dividend yield	0%	0%
Expected volatility	91%	99%
Weighted risk-free rate of return	4.15%	3.98%
Expected life (years)	8.0	8.1

Adoption of SFAS 123(R)

During the year ended September 30, 2006, the Company recorded stock-based compensation expense in accordance with SFAS 123(R). The current period stock-based compensation recognized is based on the fair value of stock options on their date of grant using a Black-Scholes fair value model, amortized on a straight-line basis over

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

the vesting period of the options. The effect of recording stock-based compensation for the year ended September 30, 2006 was as follows:

Year Ended
September 30, 2006
(In thousands except
per share amounts)

Stock-based compensation expense by type of award
Employee stock options	$846
Restricted stock awards	14
Employee stock purchase plan	55

Total stock-based compensation expense	$915
Tax effect of stock-based compensation expense	(54)

Total stock-based compensation expense, net of tax	$861
Effect on earnings per share
Basic earnings per share	$0.01
Diluted earnings per share	$0.01

As required by SFAS 123(R), management has estimated expected forfeitures and is recognizing compensation costs only for those equity awards expected to vest based on this rate of forfeiture. The estimated forfeiture rates utilized in the year ended September 30, 2006 ranged from 22% to 25%.

During the year ended September 30, 2006, the Company accelerated vesting of unvested stock options for 13 employees as part of the severance arrangements related to the closure of the Colorado facility. Approximately $52,000 of stock-based compensation expense was recognized related to this modification of terms.

Stock Options

The Company’s 2000 Stock Incentive Plan authorizes 12,121,680 options for grant and provides that options may have a maximum contractual term of 10 years, and become exercisable and vest in increments. The normal vesting is 25% per year. All options under this plan are granted with the exercise price equal to the fair market value of the Company’s common stock on the date of grant. During the year ended September 30, 2006, the Company granted 1,396,928 stock options with an estimated total grant-date fair value of $2,077,931. During the year ended September 30, 2006, the Company recorded stock-based compensation related to stock options of $846,000 for all unvested options granted prior to and all options granted after the adoption of SFAS 123(R).

Restricted Stock Awards

From time to time the Company may issue restricted stock at a price equal to the fair market value of the Company’s common stock on the date of grant. The normal vesting is 25% per year. During the year ended September 30, 2006, the Company issued 300,000 shares of restricted stock with an estimated total grant-date fair value of $570,500. Of the 300,000 shares issued, 50,000 shares were issued from the 2000 Stock Incentive Plan and 250,000 shares were issued outside of the plan. During the year ended September 30, 2006, the Company recorded stock-based compensation expense related to restricted stock of $14,000. None of the shares of restricted stock were vested as of September 30, 2006.

Employee Stock Purchase Plan (ESPP)

The Company has an Employee Stock Purchase Plan (ESPP) that allows employees to purchase a limited amount of the Company’s common stock at a 15% discount to a defined fair market value. The stock-based compensation cost related to the ESPP for the year ended September 30, 2006 was $55,000. The total stock-based

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

compensation cost related to employee purchases of stock under the ESPP is amortized on a straight-line basis over a weighted-average period of approximately 1 year.

Valuation assumptions

During the year ended September 30, 2006, the Company valued employee options for compensation expense purposes at the measurement dates using the Black-Scholes pricing model with the following average assumptions:

Dividend yield	0%
Average expected volatility	81.5%
Average risk-free rate of return	4.8%
Average expected life (years)	7.95

Expected Volatility:  The volatility factor utilized in the Black-Scholes valuation model was based on the Company’s historical stock prices.

Risk-free Rate of Return:  The Company based the risk-free interest rate used in the Black-Scholes valuation model on the implied yield currently available on U.S. Treasury zero-coupon issues with an equivalent expected life.

Expected Life:  The Company’s expected life represents the period that the Company’s stock-based awards are expected to be outstanding and was determined based on historical experience of similar awards.

Estimating Forfeitures:  The Company uses historical forfeiture experience to derive an estimated rate of forfeiture. Compensation expense for any period, as derived using the Black-Scholes valuation model, is adjusted based on this estimated rate of forfeiture.

The Black-Scholes option valuation model requires the input of highly subjective assumptions, including the expected life of the stock-based award and stock price volatility. The assumptions listed above represent management’s best estimates, but these estimates involve inherent uncertainties and the application of management judgment. As a result, if other assumptions had been used, the recorded and pro forma stock-based compensation expense could have been materially different from that depicted above. In addition, the Company is required to estimate the expected forfeiture rate and only recognize expense for those shares expected to vest. If the actual forfeiture rate is materially different from the estimated forfeiture rate, the share-based compensation expense could be materially different.

Non-vested Options

As of September 30, 2006, there was approximately $2.9 million of total unrecognized compensation cost related to non-vested share-based compensation arrangements that is expected to be substantially amortized by September 30, 2010.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Stock Option Activity

Stock option activity for the years ended September 30, 2006, 2005 and 2004 and options available for future grant at September 30, 2006 are as follows:

				Weighted
	Options			Average
	Available	Number	Exercise Price	Exercise
	for Grant	of Options	per Option	Price

Balance as of September 30, 2003	6,329,412	7,893,348	0.0562 to 17.38	8.60
Options granted	(451,140)	451,140	1.69 to 4.05	2.98
Options exercised		(370,710)	0.56 to 2.57	0.29
Options forfeited	143,292	(143,292)	0.68 to 13.38	3.23
Options canceled	81,705	(81,705)	1.08 to 13.38	7.74

Balance as of September 30, 2004	6,103,269	7,748,781	$0.100 to $17.38	8.78
Options granted	(647,316)	647,316	1.58 to 2.30	1.99
Options exercised		(121,122)	0.10 to 2.06	0.43
Options forfeited	130,207	(130,207)	0.90 to 11.12	2.24
Options canceled	152,886	(152,886)	1.08 to 17.38	6.97

Balance as of September 30, 2005	5,739,046	7,991,882	$0.100 to $17.38	8.49
Options granted	(1,396,928)	1,396,928	1.87 to 3.47	3.20
Options exercised*		(383,332)	0.10 to 2.89	0.96
Options forfeited	301,656	(301,656)	0.68 to 3.56	2.08
Options canceled	207,310	(207,310)	0.68 to 17.38	8.30

Balance as of September 30, 2006	4,851,084	8,496,512	$0.10 to $17.38	8.01

*	The intrinsic value of options exercised in fiscal 2006 was $642,021.

The following table summarizes information regarding options outstanding at September 30, 2006:

	Options Outstanding			Options Exercisable
		Weighted			Weighted
		Average			Average	Weighted
		Remaining	Weighted		Remaining	Average
	Number	Contractual	Average	Shares	Contractual	Exercise
Range of Exercise Prices	Outstanding	Life	Exercise Price	Exercisable	Life	Price

$ 0.19 - $ 1.69*	911,407	3.9	$0.61	794,943	3.6	$0.55
$ 1.81 - $ 3.47*	2,542,950	8.6	$2.17	651,727	6.3	$2.27
$ 3.64 - $ 4.55	15,000	6.8	$3.85	9,000	6.5	$3.97
$ 8.05 - $ 9.72	47,200	4.8	$8.33	47,200	4.8	$8.33
$11.00 - $11.12	3,925,755	3.9	$11.00	3,925,755	3.9	$11.00
$17.38 - $17.38	1,054,200	4.3	$17.38	1,054,200	4.3	$17.38

	8,496,512	5.4	$8.01	6,482,825	4.2	$9.85

*	The aggregate intrinsic value of options outstanding and exercisable was approximately $1.3 million and 1.1 million, respectively, at September 30, 2006.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Options vested and expected to vest in the future at September 30, 2006 were 8.0 million shares with a weighted average exercise price of $8.38, weighted average remaining contractual life of 5.2 years and an aggregate intrinsic value of approximately $2.9 million.

The weighted average estimated fair value of options granted in 2006, 2005, and 2004 was $1.57, $1.66 and $3.00, respectively. The total number of shares exercisable were 6,482,825, 6,630,012 and 6,093,018 as of September 30, 2006, 2005 and 2004, respectively.

ESPP Activity

There were a total of 59,439, 88,298 and 103,992 shares of the Company’s common stock issued at a weighted average purchase price of $1.41, $1.19 and $0.95 pursuant to the employee stock purchase plan during the years ended September 30, 2006, 2005 and 2004 respectively. There are a total of 50,027 shares available for future issuance under the plan at September 30, 2006.

6.	INVENTORIES

Inventories consist of the following:

	September 30,
	2006	2005
	(In thousands)

Raw materials	$15,394	$8,393
Work-in-process	4,929	5,094
Finished goods	5,392	1,831

Total	$25,715	$15,318

7.	PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following (in thousands):

	September 30,		Useful
	2006	2005	Lives

Land	$6,729	$6,729
Buildings	15,311	14,949	39 years
Machinery and equipment	23,373	20,419	5 years
Furniture and fixtures	467	382	5 years
Computer hardware and software	1,591	1,681	3 years
Leasehold improvements	350	181	9 years

	47,821	44,341
Less: accumulated depreciation and amortization	(18,508)	(19,427)

Total	$29,313	$24,914

Depreciation and amortization expense for fixed assets for 2006, 2005 and 2004 was approximately $3,227,746, $4,907,000 and $4,483,000, respectively.

On June 8, 2001, the Company purchased land and a 145,720 square foot building in Woodland Hills, California for the purchase price of $18,750,000. The Company is occupying an aggregate of approximately 89,000 square feet and was leasing an aggregate of 41,400 square feet of this building to one unrelated party under a lease agreement which expired during the current fiscal year. The lessee moved out of the Company’s facility in

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

August 2006. In fiscal 2004 and the first 8 months of fiscal 2005, the Company had two lessees. Rental income was $336,000, $399,000 and $473,000 for the fiscal years ended September 30, 2006, 2005 and 2004, respectively. Rental income is included in other income in the accompanying consolidated financial statements.

On June 30, 2004, the Company sold the building located in Chatsworth, California which was its former corporate headquarters and recognized a gain of $942,000. The net proceeds from this transaction were approximately $5.7 million.

8.	INTANGIBLE ASSETS

The following sets forth the intangible assets by major asset class (in thousands):

			Weighted Average
	September 30,		Amortization
	2006	2005	Period
			(Years)

Patents	950	950	5.0
Accumulated Amortization	(744)	(554)
Acquired Technology	2,572	1,216	5.0
Accumulated Amortization	(970)	(710)
Customer Relationships	678	—	3.0
Accumulated Amortization	(19)	—
Tradename	194	—	3.0
Accumulated Amortization	(5)	—

Total intangible assets	$2,656	$902

Aggregate amortization expense related to intangible assets was approximately $474,000, $900,000 and $900,000 for the years ended September 30, 2006, 2005 and 2004, respectively.

Following is a summary of future amortization expense in each of the next five fiscal years and thereafter (in thousands):

2007	$932
2008	535
2009	475
2010	209
2011	209
Thereafter	296

$2,656

9.	LONG-TERM DEBT

Term Loan — The term loan was used to fund the purchase of the Company’s land and building located in Chatsworth, California. The term loan bore interest on the amount outstanding at various time intervals based on the Company’s election at a per annum rate equal to either (a) the prime rate or (b) LIBOR plus 1.80%. This term loan was fully paid in August 2004 and the Company has no other term loans outstanding.

OPTICAL COMMUNICATION PRODUCTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

10.	EARNINGS PER SHARE

The following is a calculation of basic and diluted earnings per share (“EPS”):

	Year Ended September 30,
	2006	2005	2004
	(In thousands, except per share data)

BASIC EPS COMPUTATION:
Net income (loss) applicable to common stock	$1,395	$941	$(1,307)

Weighted average common shares outstanding	113,239	112,894	112,553

Basic earnings (loss) per share	$0.01	$0.01	$(0.01)

DILUTED EPS COMPUTATION:
Net income (loss) applicable to common stock	$1,395	$941	$(1,307)

Weighted average common shares outstanding	113,239	112,894	112,553
Effect of dilutive securities:
Common stock options and restricted stock	847	916	—

Diluted shares outstanding	114,086	113,810	112,553

Diluted earnings (loss) per share	$0.01	$0.01	$(0.01)

The weighted average diluted common shares outstanding for years ended September 30, 2006, 2005, and 2004 excludes the dilutive effect of approximately 6,555,357, 5,930,364 and 5,561,188 options and restricted shares, respectively. The options are excluded when the options have an exercise price in excess of the average market value of the Company’s common stock during the fiscal year or as a result of the Company’s net loss.

11.	COMMITMENTS AND CONTINGENCIES

Operating Leases — The Company has operating leases for certain facilities. Lease payments are made monthly. The Company’s leases are renewable either monthly, semiannually, annually or for five years. Rent expense for these leases for the years ended September 30, 2006, 2005 and 2004 was $427,000, $508,000 and $516,000, respectively.

The following is a summary of future minimum payments due under operating leases that have initial or remaining noncancelable lease terms in excess of one year at September 30, 2006 (in thousands):

Fiscal Year
2007	$1,108
2008	1,104
2009	1,036
2010	79
2011	66

Total minimum lease payments	$3,393

Legal Proceedings — On April 12, 2002, the Company resolved its patent infringement litigation with Stratos Lightwave, Inc. (“Stratos”). As part of the settlement, the Company entered into a five-year license agreement with Stratos covering Stratos’ portfolio of optoelectronic transceiver patents. In consideration of the license agreement, the Company is required to pay a total of $2 million over the license term. At the end of the five-year term, the Company has the option to renegotiate with Stratos for an extension of the license. As of September 30, 2006, the

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

remaining amount the Company is required to pay under the settlement is $200,000 which will be payable in the next fiscal year. Accordingly, $200,000 is included in other accrued expenses in the accompanying consolidated balance sheet at September 30, 2006.

We are not currently involved in any material legal proceedings other than the proceedings with Olympia Properties, LLC. In August 2006, the Company filed an action in the United States District Court for the District of Colorado for breach of contract and declaratory relief against Olympia Properties, LLC (“Olympia”), its landlord at its former Colorado facility. The action arose after Olympia retained the Company’s security deposit of approximately $93,700 upon expiration of the lease, claiming that the Company contaminated the leased premises with arsenic, in violation of the lease. The Company denies that the premises contained arsenic at levels exceeding either those permitted by the lease or any other applicable authority and, accordingly, the Company filed suit.

In its complaint, the Company requests that the court provide declaratory relief that the Company has not breached the lease through any act or omission, and also requests damages for breach of contract in connection with Olympia’s retention of the security deposit. Further, the Company alleges additional breaches of the lease by Olympia.

Olympia denied the Company’s allegations and asserted counterclaims for breach of ten affirmative defenses. Further, Olympia asserted counterclaims for breach of contract and equitable relief alleging damages of approximately $915,000. The Company denied Olympia’s counterclaims. We intend to aggressively pursue our claims, and vigorously defend against Olympia’s counterclaims.

Purchase Commitments — As of September 30, 2006, the Company has entered into purchase commitments for materials, supplies, equipment and outside services in aggregate of approximately $10.5 million for fiscal year ending September 30, 2007. Included in these purchase commitments are purchase commitments to a related party for $3.0 million.

Warranty Accruals — The Company provides a warranty of its products from defects in materials and workmanship. The warranty is limited to repair or replacement, at the Company’s option, of defective items authorized for return within one year from the date of the sale. The table below sets forth the activity of the Company’s warranty reserve, which is included in other accrued expenses in the accompanying consolidated balance sheets.

		Balance at	Additions		Balance at
	Fiscal	Beginning	Charged to		End of
	Year	of Period	Expense	(Deductions)	Period

Warranty Reserve	2006	$14,000	$43,000	$(32,000)	$25,000
	2005	$31,000	$14,000	$(31,000)	$14,000
	2004	$46,000	$11,000	$(26,000)	$31,000

12.	STOCKHOLDERS’ EQUITY

Initial Public Offering — On November 3, 2000, the Company completed its initial public offering of 12,075,000 newly issued shares of Class A common stock, which included the exercise of the underwriters’ over-allotment option of 1,575,000 shares, at an offering price of $11.00 per share. Proceeds from the offering were $123,572,000, less underwriting discounts and commissions.

Preferred and Common Stock — On October 27, 2000, the Company reincorporated in Delaware and created two new classes of common stock with a par value of $0.001 per share. All of the Company’s outstanding shares of common stock and convertible preferred stock automatically converted into shares of Class A and Class B common stock, respectively. Holders of Class A common stock generally have identical rights to holders of Class B common stock, except that — holders of Class A common stock are entitled to one vote per share while holders of Class B common stock are entitled to ten votes per share on matters submitted to a vote of the stockholders. As of

OPTICAL COMMUNICATION PRODUCTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

September 30, 2006, Furukawa owns all 66,000,000 shares of the Company’s outstanding Class B common stock, which accounts for 93.3% of the combined voting power of all of the Company’s outstanding common stock.

13.	PROFIT SHARING PLAN

The Company has a deferred cash and profit sharing plan covering all employees, subject to certain participation and vesting requirements. The plan provides that the Company will partially match employees contributions or provide discretionary contributions up to a certain amount. Total contributions accrued by the Company were $234,000, $354,000 and $1,254,000 at September 30, 2006, 2005 and 2004, respectively.

14.	INCOME TAXES

The components of the provision for income taxes is as follows (in thousands):

	Year Ended September 30,
	2006	2005	2004

Current:
Federal	$890	$32	$192
State	63	(121)	133
Foreign	170	90

Total current	1,123	1	369

Deferred:
Federal	(568)	—	—
Foreign	31	—	—

Total deferred	(537)	—	—

Provision for income taxes	$586	$1	$369

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The components of deferred income taxes are as follows (in thousands):

	September 30,
	2006	2005	2004

Deferred tax assets
Allowance for doubtful accounts	$263	$177	$247
Uniform capitalization and obsolete inventory	2,070	1,059	1,145
State NOL and credit carry-forwards	1,999	1,138	1,742
Federal credit carry-forwards	885	1,160	698
Foreign NOL and credit carry-forwards	6,858	—	—
Depreciation and amortization	732	1,012	464
Other deferred tax assets	574	566	504

Total deferred tax assets	13,381	5,112	4,800
Deferred tax liabilities	(522)	(175)	(310)

Net deferred tax asset	12,859	4,937	4,490
Valuation allowance	(12,322)	(4,937)	(4,490)

Net deferred tax asset	$537	$—	$—

Valuation allowance at beginning of period	(4,937)	(4,490)	(3,462)
Valuation allowance at end of period	(12,322)	(4,937)	(4,490)

Change in valuation allowance during period*	(7,385)	(447)	(1,028)

*	The valuation allowance against the total net deferred tax assets of GigaComm is approximately $7.1 million which is part of the increase in the valuation reserve. The majority of the balance relates to net operating loss carryforwards acquired in the acquisition.

A reconciliation of the Company’s provision for income taxes to the U.S. federal statutory rate is as follows (in thousands):

	Year Ended September 30,
	2006		2005		2004
	Amount	%	Amount	%	Amount	%

Provision (benefit) for income taxes at statutory rate	$693	35.0%	$330	35.0%	$(328)	(35.0)%
State taxes, net of federal benefit	274	13.8	61	6.5	86	9.2
Foreign Provision	27	1.4	—	—	—	—
Federal, state and foreign valuation allowance	370	18.7	1,059	112.4	413	44.0
Federal and state credits	(1,222)	(61.7)	(1,257)	(133.5)	—	—
Stock based compensation	238	12.0
Other	206	10.4	(192)	(20.4)	198	21.1
	$586	29.6%	$1	0.0%	$369	39.3%

The Company has state net operating loss carry-forwards and tax credits of approximately $9.6 million and $1.4 million, respectively, which begin to expire in 2008 and 2010, respectively. State research and development credits of approximately $1.2 million have no expiration. The Company has federal research and development credit carry-forwards of approximately $885,000, which will begin to expire in 2024. The Company has foreign net operating loss carry-forwards and tax credits of approximately $6.2 million and $654,000, respectively, which begin to expire in 2007. In June 2006, the Internal Revenue Service completed an audit of our federal tax returns for tax

OPTICAL COMMUNICATION PRODUCTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

years 2001 and 2003 that resulted in tax adjustments to tax years 1997, 2001 and 2002. These adjustments resulted in the Company paying $688,362 to the IRS in the current fiscal year and accruing a receivable for $924,877 for a refund due and net interest receivable of $29,000. Interest receivable and interest expense is recorded in Other Income (Loss). The refund was received subsequent to September 30, 2006.

15.	RELATED PARTY TRANSACTIONS

The Company is a subsidiary of Furukawa Electric, Ltd. of Japan. Three members of the Company’s board of directors are Furukawa executives. The Company’s related party transactions occur between itself and other Furukawa owned subsidiaries and affiliates.

The Company sells fiber optic components and purchases raw materials from some of these entities in the regular course of business. Sales of fiber optic modules to related parties amounted to $64,000, $46,000 and $218,000 for the years ended September 30, 2006, 2005, and 2004, respectively. Purchases of raw materials from related parties amounted to $19,855,000, $14,911,000 and $13,285,000 for the years ended September 30, 2006, 2005, and 2004, respectively. Accounts receivable due from related parties were $13,000 and $5,000 at September 30, 2006 and 2005, respectively. Accounts payable to related parties were $2,142,000 and $4,095,000 at September 30, 2006 and 2005, respectively. No management fees were paid in the fiscal years ended September 30, 2006, 2005, and 2004.

16.	SEGMENT AND GEOGRAPHIC INFORMATION

The Company operates in one reportable segment — the design and manufacture of fiber optic modules for use in MANs, LANs and FTTH networks. The following are summaries of sales to geographic areas based on the location of the entity purchasing the Company’s products and sales for each of the components within the segment.

OPTICAL COMMUNICATION PRODUCTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Sales are by region unless a particular country represents 5% or more of the Company’s revenues in fiscal 2006 (in thousands):

	September 30,
	2006	2005	2004

Revenue by Geographical Area:
United States	$27,948	$26,051	$26,358
China	10,986	7,956	6,708
Canada	6,829	5,935	6,004
Thailand	4,304	2,974	7,639
Israel	3,016	2,893	1,745
Europe	11,667	7,974	7,148
Asia	4,830	968	1,263
Other	558	1,227	278

	$70,138	$55,978	$57,143

Long lived assets, net, by Geographical Area:
United States	$22,840	$25,656	$30,791
Asia	17,293	—	—
Europe	195	160	289

	$40,328	$25,816	$31,080
Revenue by Product Line:
Transceivers	$61,047	$48,892	$47,601
Transmitters	4,544	3,558	5,140
Receivers	3,121	2,872	4,164
Transmitters/receivers	1,137	—	—
Other	289	656	238

	$70,138	$55,978	$57,143

17.	SUBSEQUENT EVENT

On November 1, 2006, the Company announced that it reached an agreement with SAE Magnetics (H.K.) Limited (SAE), a wholly-owned subsidiary of TDK Corporation, which will enable the Company to manufacture certain of its product lines in China commencing in the summer of 2007. The Company expects to maintain its existing manufacturing facilities but will reduce its workforce once manufacturing at SAE begins. In connection with this workforce reduction, the Company expects to incur one-time transition charges of approximately $3 million to $3.5 million during the fiscal year ended September 30, 2007. These transition charges are primarily estimated severance and retention payments.